EXHIBIT 99.1

Community Partners Bancorp Subsidiary, Two River Community Bank, Opens Three New Offices

TINTON FALLS, N.J., May 7, 2013 (GLOBE NEWSWIRE) -- Community Partners Bancorp (Nasdaq:CPBC), (the "Company"), the parent company of Two River Community Bank, ("Two River"), announced that the bank continues its growth strategy by opening three new Loan Production Offices (LPOs) in Monmouth and Middlesex Counties.

William D. Moss, President and CEO, stated, "The Freehold and East Brunswick LPOs are open for business, and the Piscataway LPO will open on May 13, 2013. Dianne Talbot, Christina Youngblood and Liz Gorman have joined the bank as Vice Presidents of Commercial Lending and will staff these offices, respectively. The bank is fortunate to attract such talented and experienced loan officers." Mr. Moss also stated, "I am very pleased with the successful execution of our plan to enter the New Brunswick market two years ago through an LPO, which, after meeting our target metrics, will be replaced by a full-service branch. This will be our first branch in Middlesex County, which we expect to open later this year."

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank currently operates 16 branches throughout Monmouth and Union Counties and four Loan Production Offices throughout Monmouth, Middlesex and Union Counties, New Jersey. More information about Two River Community Bank is available at www.tworiverbank.com. More information about Community Partners is available at www.communitypartnersbancorp.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. For factors that may cause results to differ materially from such forward-looking statements , see Community Partners' filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: William D. Moss, President & CEO
         Community Partners Bancorp
         732-389-8722 wmoss@tworiverbank.com

         A. Richard Abrahamian, Executive Vice President & CFO
         Community Partners Bancorp
         732-216-0167 rabrahamian@tworiverbank.com